Exhibit 23



May 3, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  Hannaford Bros. Co.
     Registrations on Form S-8

We are aware that our report dated April 17, 2000 on our review of interim financial information of Hannaford Bros. Co. and Subsidiaries as of April 1, 2000 and for the three month periods ended April 1, 2000 and April 3, 1999, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (Numbers 2-77902, 2-98387, 33-1281, 33-22666, 33-31624, 33-41273, 33-60119, 33-60655, 33-60691, 333-41381 and
333-53109).

s/PricewaterhouseCoopers LLP

Portland, Maine